United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2020

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, par value $0.01 per share	HBP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 8.01 OTHER EVENTS

Due to the coronavirus (COVID-19) outbreak, the Huttig Building Products, Inc. Savings and Profit Sharing Plan (the “Plan”) is filing this current report on Form 8-K to avail itself of an extension to file its Annual Report on Form 11-K for the plan year ended December 31, 2019 (the “Form 11-K”). The Plan is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”).

The operations and business of Huttig Building Products, Inc. (the “Company”), which is the sponsor of the Plan, have experienced disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic, including furloughs for many of the Company’s employees during the second fiscal quarter of 2020 to manage costs. In addition, the pandemic has disrupted normal document flows with accounting personnel, legal advisors and others involved in the preparation and review of the Report. Specifically, the Plan is relying on the Order due to limited availability of key Company personnel and disrupted processes due to the global pandemic, which has caused delays in the financial statement preparation and review. The Plan anticipates it will file its Annual Report by July 17, 2020, and in any case no later than 45 days after the original June 29, 2020 due date for the Form 11-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: June 26, 2020	By:	/s/ Philip W. Keipp
Philip W. Keipp
Vice President and Chief Financial Officer